UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2021

SUNWORKS, INC.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-36868	01-0592299
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2270 Douglas Blvd, Suite #216 Roseville, CA	95661
(Address of Principal Executive Offices)	(Zip Code)

(916) 409-6900

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001	SUNW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events

Notice of Dismissal of Sunworks, Inc. Litigation and Agreement Upon Attorneys’ Fees

On August 10, 2020, Sunworks, Inc. (the “Company”) entered into an Agreement and Plan of Merger with The Peck Company Holdings, Inc. and Peck Mercury, Inc. (collectively, “Peck”), which contemplated the merger of Peck and the Company in an all-stock transaction (the “Merger”). On October 15, 2020, the Company filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement to solicit the votes of its stockholders to approve the Merger (the “Proxy Statement”) at a special stockholder meeting to be held on November 12, 2020.

On October 12, 2020, Plaintiff Gustavo Vieyra, a stockholder of the Company, filed a putative class action lawsuit captioned Vieyra v. Cargile, et al., C.A. No. 2020-0882-MTZ (the “Action”) and named as Defendants the members of the Company’s Board of Directors (the “Board”). The complaint alleged, among other things, that the Board violated its fiduciary duties under Delaware law by failing to disclose purportedly material information regarding the proposed Merger. As relief, the complaint sought, among other things, an injunction against the Merger, damages and an award of attorneys’ and experts’ fees.

Also on October 13, 2020, Plaintiff filed a motion for expedited proceedings and a motion for a preliminary injunction. Thereafter, Plaintiff conducted expedited discovery, including review of documents and conducting depositions.

The Company and the other defendants have denied that they committed any violation of law or engaged in any of the wrongful acts that were or could have been alleged in the Action, and expressly maintain that they diligently and scrupulously complied with their fiduciary and other legal duties.

After the complaint was filed and without admitting that the allegations in the complaint had any merit, the Company determined to supplement the Proxy Statement, including with projections prepared in connection with the Merger, to address the allegations in the Action in a Form 8-K, filed with the SEC on October 30, 2020 (the “Supplemental Disclosures”). On November 24, 2020, the Court approved a stipulation under which the Plaintiff voluntarily dismissed the Action. The Court retained jurisdiction solely for the purpose of adjudicating the anticipated application of Plaintiff’s counsel for an award of attorneys’ fees and reimbursement of expenses in connection with the Action (the “Fee and Expense Application”). Following negotiations, the Company, while denying any and all liability, and maintaining that the Proxy Statement already contained all material information required for stockholders to cast an informed vote regarding the Merger prior to the Supplemental Disclosures, decided it was in its and the stockholders’ best interests to resolve the Plaintiff’s counsel’s anticipated Fee and Expense Application and avoid further litigation of the issue by agreeing to pay $500,000 to Plaintiff’s counsel for attorneys’ fees and expenses in full satisfaction of the anticipated Fee and Expense Application. The Court has not been asked to review, and will pass no judgment on, the payment of attorneys’ fees and expenses or their reasonableness.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNWORKS, INC.

Date: May 21, 2021	By:	/s/ Gaylon Morris
Gaylon Morris
Chief Executive Officer